                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                       Graham-Field Health Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Irwin Selinger
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 18, 1998

     The Annual Meeting of Stockholders of Graham-Field Health Products, Inc. (the "Company") will be held in the Media Room on the lower level of 395 North Service Road, Melville, New York 11747 on Thursday, June 18, 1998 at 11:00 A.M. to:

     (1) elect two Class II Directors of the Company to serve for a term of three years;

     (2) consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year; and

     (3) transact such other business as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on April 30, 1998 are entitled to notice of and to vote at the Annual Meeting. The Annual Meeting for which this notice is given may be adjourned from time to time without further notice other than announcement at the meeting or any adjournment thereof. Any business for which notice is hereby given may be transacted at such adjourned meeting.

     Your attention is directed to the accompanying proxy statement.

                                          RICHARD S. KOLODNY
                                          Vice President, General
                                          Counsel and Secretary

Hauppauge, New York
May 12, 1998

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH DOES NOT REQUIRE ANY UNITED STATES POSTAGE.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              400 RABRO DRIVE EAST
                           HAUPPAUGE, NEW YORK 11788

                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

     Proxies in the form enclosed are solicited by the Board of Directors of Graham-Field Health Products, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders scheduled to be held on June 18, 1998 in the Media Room on the lower level of 395 North Service Road, Melville, New York 11747 (the "Annual Meeting"). All properly executed proxies received prior to or at the Annual Meeting will be voted. If a proxy specifies how it is to be voted, it will be so voted. If no specification is made, it will be voted (1) for the election of the Board's nominees as directors, (2) for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the current fiscal year, and (3) if other matters properly come before the Annual Meeting, in the discretion of either of the persons named in the enclosed proxy card. Any stockholder giving a proxy has the right to revoke it at any time before the proxy is voted by giving written notice of revocation to the Secretary of the Company (at the address set forth above), by submitting a properly-executed subsequently dated proxy or by voting in person at the Annual Meeting.

     Holders of record of the common stock, par value $.025 per share, of the Company (the "Common Stock"), the Company's Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock") and the Company's Series C Cumulative Convertible Preferred Stock (the "Series C Preferred Stock") as of the close of business on the record date of April 30, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 31,161,430 shares of Common Stock issued and outstanding, 6,100 shares of the Series B Preferred Stock issued and outstanding, and 1,000 shares of the Series C Preferred Stock issued and outstanding. Each share of Common Stock is entitled to one vote. The shares of the Series B Preferred Stock and the shares of the Series C Preferred Stock are entitled to 3,935,483 and 500,000 votes, respectively. The shares of the Series B Preferred Stock and the Series C Preferred Stock vote as a single class with the Common Stock, and are beneficially owned by BIL (Far East Holdings) Limited ("BIL Far East") and its affiliate, BIL Securities (Offshore) Limited ("BIL Securities"; BIL Securities and BIL Far East are collectively referred to hereinafter as "BIL"). BIL's ownership of Common Stock, Series B Preferred Stock and Series C Preferred Stock represents 24% of the total number of votes entitled to be cast at the Annual Meeting. Pursuant to the Amended and Restated Stockholder Agreement dated as of September 3, 1996, as amended (the "BIL Stockholder Agreement"), by and among the Company, BIL and Irwin Selinger, BIL has agreed to vote its shares of Common Stock, Series B Preferred Stock, and Series C Preferred Stock in accordance with the direction of the Company's Board of Directors for any nominees recommended by the Board of Directors and on all proposals presented by any other stockholder of the Company. Pursuant to an agreement dated as of April 17, 1998 (the "Fuqua Agreement"), by and among the Company, J.B. Fuqua, J. Rex Fuqua and certain trusts and entities controlled by the Fuqua family (collectively, the "Fuqua Family"), the Fuqua Family has agreed to vote its shares of Common Stock at the Annual Meeting in accordance with the direction of the Company's Board of Directors for any nominees recommended by the Board of Directors and on all proposals presented by any other stockholder of the Company. This proxy statement, the proxy card and the Annual Report of the Company for its fiscal year ended December 31, 1997 are being mailed on or about May 12, 1998 to all holders of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock as of the Record Date.

     As required under Section 231 of the Delaware General Corporation Law (the "DGCL"), the Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to conduct the vote at the Annual Meeting. The Company may designate one or more persons as alternate Inspectors of Election to replace any Inspector of Election who fails to act. If no Inspector or alternate Inspector is able to act at the Annual Meeting, the person presiding at the Annual Meeting will appoint one or more Inspectors of Election. Each Inspector of Election before entering the discharge of his duties shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality. The Inspectors of Election will (i) ascertain the number of shares of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock outstanding as of the record date, (ii) determine the voting power of the shares of Common Stock, the Series B Preferred Stock and the Series C Preferred Stock present or represented by proxy at the Annual Meeting and the validity of the proxies and ballots, (iii) count all votes and ballots, and (iv) certify the determination of the number of shares of Common Stock, the Series B Preferred Stock and Series C Preferred Stock present in person or represented by proxy at the Annual Meeting and the count of all votes and ballots.

     The holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock representing a majority of the total number of votes entitled to be cast by the holders of all outstanding shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock must be present in person or represented by proxy at the Annual Meeting in order for a quorum to be present. Under Section 216 of the DGCL, any stockholder who abstains from voting on any particular matter described herein will be counted for purposes of determining a quorum. For purposes of voting on the matters described herein, the affirmative vote of (i) the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, representing a plurality of the total votes cast (not including abstentions) by the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock present or represented at the Annual Meeting is required to elect directors, and (ii) the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock, representing a majority of the total votes cast (including abstentions) by the holders of shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock present or represented at the Annual Meeting is required to ratify the selection by the Board of Directors of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. Abstentions have no legal effect with respect to the election of directors and the same legal effect as a vote against the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 1998. Any shares as to which a broker or nominee does not have discretionary voting authority with respect to a particular matter presented at the Annual Meeting under applicable New York Stock Exchange rules will be counted for purposes of determining a quorum but will be considered as shares not entitled to vote on such matter and will therefore not be considered in the tabulation of the votes on such matter.

     No compensation will be paid by the Company to any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed by the Company for out-of-pocket and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and a few regular employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                     PRINCIPAL STOCKHOLDERS OF THE COMPANY

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, Series B Preferred Stock and Series C Preferred Stock with respect to each person who, to the knowledge of the management of the Company, owns beneficially more than five percent of each class of stock as of April 30, 1998. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                            SHARES OF SERIES B      SHARES OF SERIES C
                                     SHARES OF COMMON        PREFERRED STOCK         PREFERRED STOCK
                                    STOCK BENEFICIALLY         BENEFICIALLY            BENEFICIALLY
                                         OWNED(1)              OWNED(1)(2)             OWNED(1)(3)
                                   --------------------    --------------------    --------------------
        NAME AND ADDRESS            NUMBER                  NUMBER                  NUMBER
       OF BENEFICIAL OWNER         OF SHARES    PERCENT    OF SHARES    PERCENT    OF SHARES    PERCENT
       -------------------         ---------    -------    ---------    -------    ---------    -------
BIL(4)...........................  4,061,578       13%       6,100        100%       1,000        100%
  c/o Brierley Investments Ltd.
  4th Floor, Stratton House
  Stratton Street
  London W1X 6BN
  United Kingdom
J.B. Fuqua(5)....................  2,372,190      7.6%       -0-         -0-         -0-         -0-
  c/o Fuqua Capital, Inc.
  1201 West Peachtree Street,
  N.E.
  Atlanta, Georgia 30309
J. Rex Fuqua(6)..................  1,566,263        5%       -0-         -0-         -0-         -0-
  c/o Fuqua Capital, Inc.
  1201 West Peachtree Street,
  N.E.
  Atlanta, Georgia 30309

---------------
(1) All shares are beneficially owned and the sole voting and investment power is held by the person or entities named, except as otherwise specified herein.

(2) The Series B Preferred Stock is beneficially owned by BIL and convertible into shares of Common Stock (x) at the option of BIL, at a conversion price of $20 per share (or, in the case of certain dividend payment defaults, at a conversion price of $15.50 per share), (y) at the option of the Company, at a conversion price equal to current trading prices (subject to a minimum conversion price of $15.50 and a maximum conversion price of $20 per share) and (z) automatically on November 27, 2001 at a conversion price of $15.50 per share. The conversion prices are subject to customary antidilution adjustments. The shares of the Series B Preferred Stock are entitled to 3,935,483 votes, and vote as a single class with the Common Stock and the Series C Preferred Stock.

(3) The Series C Preferred Stock is beneficially owned by BIL and subject to redemption as a whole at the option of the Company on the fifth anniversary of the date of issuance at a stated value plus accrued and unpaid dividends and, if not redeemed will be convertible into shares of the Common Stock automatically at a conversion price of $20 per share, subject to customary antidilution adjustments. The shares of the Series C Preferred Stock are entitled to 500,000 votes, and vote as a single class with the Common Stock and the Series B Preferred Stock.

(4) Does not include 6,100 shares of the Series B Preferred Stock and 1,000 shares of the Series C Preferred Stock owned by BIL (see Notes (2) and (3) above). The shares of Common Stock, Series B Preferred Stock and Series C Preferred Stock beneficially owned by BIL represent in the aggregate 24% of the voting power of the Company's outstanding capital stock as of April 30, 1998. (For a description of BIL's voting arrangements, see the description of the BIL Stockholder Agreement on page 1 of this proxy statement.)

(5) According to information contained in a Joint Schedule 13D filing dated as of January 8, 1998 (the "Fuqua 13D Filing"), the shares of Common Stock beneficially owned by J.B. Fuqua include 675,538 shares held by two trusts for the benefit of the grandchildren of J.B. Fuqua, of which Mr. Fuqua is the trustee, and 146,365 shares held by The J.B. Fuqua Foundation, Inc. (the "Fuqua Foundation"), of which Mr. Fuqua is a director and officer. Mr. Fuqua shares voting and investment power with J. Rex Fuqua with respect to shares held by the Fuqua Foundation. J.B. Fuqua also shares voting and investment power with J. Rex Fuqua with respect to 768,600 shares held by Fuqua Holdings I, L.P. (the "Fuqua Partnership") as a result of J.B. Fuqua's status as an officer and director of Fuqua Holdings, Inc. ("Holdings"), the general partner of the Fuqua Partnership. (For a description of the Fuqua Family's voting arrangements, see the description of the Fuqua Agreement on page 1 of this proxy statement.)

(6) According to information contained in the Fuqua 13D Filing, J. Rex Fuqua shares voting and investment power with J.B. Fuqua with respect to 768,600 shares held by the Fuqua Partnership as a result of J. Rex Fuqua's status as an officer and director of Holdings, the general partner of the Fuqua Partnership. In addition, J. Rex Fuqua shares voting and investment power with J.B. Fuqua with respect to 146,365 shares held by the Fuqua Foundation, of which J. Rex Fuqua is a director and officer. (For a description of the Fuqua Family's voting arrangements, see the description of the Fuqua Agreement on page 1 of this proxy statement.)

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Common Stock, Series B Preferred Stock and Series C Preferred Stock with respect to the Company's directors, the Company's "named executive officers" (the "Named Executive Officers") within the meaning of Item 402(a)(3) of Regulation S-K, and by all of the Company's directors and executive officers as a group, as reported to the Company as of April 30, 1998. Beneficial ownership has been determined for purposes of the following table in accordance with Rule 13d-3 of the Exchange Act, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days.

                                                            SHARES OF SERIES B      SHARES OF SERIES C
                                     SHARES OF COMMON        PREFERRED STOCK         PREFERRED STOCK
                                    STOCK BENEFICIALLY         BENEFICIALLY            BENEFICIALLY
                                         OWNED(1)              OWNED(1)(2)             OWNED(1)(3)
                                   --------------------    --------------------    --------------------
        NAME AND ADDRESS            NUMBER                  NUMBER                  NUMBER
       OF BENEFICIAL OWNER         OF SHARES    PERCENT    OF SHARES    PERCENT    OF SHARES    PERCENT
       -------------------         ---------    -------    ---------    -------    ---------    -------
DIRECTORS:
Irwin Selinger(4)................  1,187,384      3.8%       -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
Louis A. Lubrano(5)..............     66,200      *          -0-         -0-         -0-         -0-
  c/o Herzog, Heine, Geduld, Inc.
  26 Broadway
  New York, NY 10004
Andrew A. Giordano(6)............     33,500      *          -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
David P. Delaney, Jr.(7).........     25,666      *          -0-         -0-         -0-         -0-
  c/o Lancer Financial Group,
  Inc.
  370 West Park Avenue
  Long Beach, New York 11561
Steven D. Levkoff(8).............     17,666      *          -0-         -0-         -0-         -0-
  c/o Standard Folding Cartons,
  Inc.
  85th & 24th Avenue
  Jackson Heights, New York 11370
Rodney F. Price(9)...............  4,064,911       13%       6,100        100%       1,000        100%
  c/o Brierley Investments Ltd.
  4th Floor, Stratton House
  Stratton Street
  London W1X 6BN
  United Kingdom
NAMED EXECUTIVE OFFICERS:
Irwin Selinger(4)................  1,187,384      3.8%       -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788

                                                            SHARES OF SERIES B      SHARES OF SERIES C
                                     SHARES OF COMMON        PREFERRED STOCK         PREFERRED STOCK
                                    STOCK BENEFICIALLY         BENEFICIALLY            BENEFICIALLY
                                         OWNED(1)              OWNED(1)(2)             OWNED(1)(3)
                                   --------------------    --------------------    --------------------
        NAME AND ADDRESS            NUMBER                  NUMBER                  NUMBER
       OF BENEFICIAL OWNER         OF SHARES    PERCENT    OF SHARES    PERCENT    OF SHARES    PERCENT
       -------------------         ---------    -------    ---------    -------    ---------    -------
Peter Winocur(10)................    119,800      *          -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
Richard S. Kolodny(11)...........     95,250      *          -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
Ralph Liguori(12)................     68,500      *          -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
Jeffrey Schwartz(13).............     32,000      *          -0-         -0-         -0-         -0-
  c/o Graham-Field Health
  Products, Inc.
  400 Rabro Drive East
  Hauppauge, New York 11788
All directors and executive
  officers as
  a group (13 persons)(14).......  5,772,054     18.2%       6,100        100%       1,000        100%

---------------
  *  Less than 1%.

 (1) All shares are beneficially owned and the sole voting power and investment power is held by the persons named, except as otherwise specified herein.

 (2) The Series B Preferred Stock is beneficially owned by BIL and convertible into shares of the Common Stock (x) at the option of BIL, at a conversion price of $20 per share (or, in the case of certain dividend payment defaults, at a conversion price of $15.50 per share), (y) at the option of the Company, at a conversion price equal to current trading prices (subject to a minimum conversion price of $15.50 and a maximum conversion price of $20 per share) and (z) automatically on November 27, 2001 at a conversion price of $15.50 per share. The conversion prices are subject to customary antidilution adjustments. The shares of the Series B Preferred Stock are entitled to 3,935,483 votes, and vote as a single class with the Common Stock and the Series C Preferred Stock.

 (3) The Series C Preferred Stock is beneficially owned by BIL and subject to redemption as a whole at the option of the Company on the fifth anniversary of the date of issuance at a stated value plus accrued and unpaid dividends and, if not redeemed will be convertible into shares of Common Stock automatically at a conversion price of $20 per share, subject to customary antidilution adjustments. The shares of the Series C Preferred Stock are entitled to 500,000 votes, and vote as a single class with the Common Stock and the Series B Preferred Stock.

 (4) The amount set forth above includes 189,944 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, 50,000 shares underlying stock options which are exercisable within 60 days of April 30, 1998, and 5,500 shares owned by Mr. Selinger's wife as to which shares Mr. Selinger disclaims any beneficial interest.

 (5) The amount set forth above includes 200 shares owned by the Virginia Lubrano Trust, and 60,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (6) The amount set forth above includes 30,000 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (7) The amount set forth above includes 16,666 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program.

 (8) The amount set forth above includes 1,000 shares owned by Mr. Levkoff's daughter and 16,666 shares currently issuable upon the exercise of director's stock options issued pursuant to the Company's Incentive Program.

 (9) Consists of shares of Common Stock owned by BIL, which Mr. Price may be deemed to own beneficially as a director of BIL. Does not include up to 3,935,438 shares of Common Stock issuable upon the conversion of the shares of the Series B Preferred Stock and up to 500,000 shares of Common Stock issuable upon the conversion of the shares of the Series C Preferred Stock owned by BIL. The amount set forth above includes 3,333 shares currently issuable upon the exercise of directors' stock options issued pursuant to the Company's Incentive Program (see Notes 2 and 3 above).

(10) The amount set forth above includes 60,594 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, and 23,750 shares underlying stock options which are exercisable within 60 days of April 30, 1998.

(11) The amount set forth above includes 27,517 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, and 16,250 shares underlying stock options which are exercisable within 60 days of April 30, 1998.

(12) The amount set forth above includes 20,631 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, and 15,000 shares underlying stock options which are exercisable within 60 days of April 30, 1998.

(13) The amount set forth above includes 19,500 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, and 12,500 shares underlying stock options which are exercisable within 60 days of April 30, 1998.

(14) The amount set forth above includes 465,317 shares currently issuable upon the exercise of stock options issued pursuant to the Company's Incentive Program, and 142,500 shares underlying stock options which are exercisable within 60 days of April 30, 1998.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than ten percent of the Common Stock of the Company to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the exchange on which the Common Stock is listed for trading. Officers, directors and more than ten percent stockholders are required by regulations promulgated under the Exchange Act to furnish the Company with copies of all Section 16(a) reports filed.

     Based solely on the Company's review of copies of the Section 16(a) reports filed for the year ended December 31, 1997, and written representations from certain reporting persons that no Forms 5 were required for such persons for the year ended December 31, 1997, the Company believes that all reporting requirements applicable to its officers, directors, and more than ten percent stockholders were complied with for the year ended December 31, 1997.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, two Class II directors are to be elected for three-year terms expiring in 2001. Effective as of April 17, 1998, the Board of Directors was reduced to six (6) members. Unless authority to do so is withheld, the Board of Directors intends to vote the enclosed proxy at the Annual Meeting for the election of the nominees named below. If any nominee for any reason should become unavailable for election, it is intended that discretionary authority will be exercised by either of the persons named in the enclosed proxy card in respect of the election of such other person as the Board of Directors shall nominate or the number of directors may be reduced accordingly by the Board of Directors. The Board of Directors is not aware of any circumstances likely to cause any nominee to become unavailable for election.

     Set forth in the following table is certain information with respect to each nominee nominated to serve as a Class II director whose term will expire in 2001.

                                    NOMINEES

CLASS II: TERM EXPIRING IN 2001

                      NAME                        AGE    POSITION WITH COMPANY     DIRECTOR SINCE
                      ----                        ---    ----------------------    --------------
Andrew A. Giordano..............................  65     President and Chief            1994
                                                           Operating Officer,
                                                           Director and Member
                                                           of the Executive and
                                                           Nominating
                                                           Committees
David P. Delaney, Jr............................  45     Director and Member of         1995
                                                           the Audit,
                                                           Compensation and
                                                           Nominating
                                                           Committees

                         DIRECTORS CONTINUING IN OFFICE

     The following directors are continuing in office for the respective periods indicated and until their successors are elected and qualified.

CLASS III: TERM EXPIRING IN 1999

                      NAME                        AGE    POSITION WITH COMPANY     DIRECTOR SINCE
                      ----                        ---    ----------------------    --------------
Rodney F. Price.................................  54     Director and Member of         1996
                                                           the Executive and
                                                           Compensation
                                                           Committees
Steven D. Levkoff...............................  49     Director and Member of         1995
                                                           the Audit and
                                                           Compensation
                                                           Committees
Louis A. Lubrano................................  64     Director                       1984

CLASS I: TERM EXPIRING IN 2000

                      NAME                        AGE    POSITION WITH COMPANY     DIRECTOR SINCE
                      ----                        ---    ----------------------    --------------
Irwin Selinger..................................  57     Chairman of the Board          1981
                                                           and Chief Executive
                                                           Officer; Member of
                                                           Executive Committee

     Mr. Giordano has been the President and Chief Operating Officer of the Company since February 2, 1998, and a director of the Company since 1994. Prior to such time, Mr. Giordano was a principal of The Giordano Group, Limited, a diversified consulting firm, since its founding in February 1993. From May 1987 to February 1993, Mr. Giordano was Executive Vice President of Lamonts Apparel, Inc. Mr. Giordano also currently serves as a director of Cherry & Webb Inc., a ladies specialty apparel company, Joseph A. Bank Clothiers, Inc., a manufacturer and retailer of men's clothing, and Nomos Corporation, a conformal radiation therapy provider. In 1984, Mr. Giordano retired from his position as CEO, Naval Supply Systems Command and Chief of the Supply Corps., with the rank of Rear Admiral.

     Mr. Delaney has been the President and Chief Executive Officer of Lancer Financial Group and its principal operating subsidiary, Lancer Insurance Company, since 1985. Mr. Delaney founded the Lancer Financial Group, which currently provides insurance coverage and specialized services to the United States passenger transportation industry. In addition, Mr. Delaney has served as the Chairman of the Long Island Chapter of the Young President's Organization, and serves as the Chairperson of the Community Campaign at Mercy Medical Center and is a member of the Advisory Board of the Alliance of American Insurers.

     Mr. Price was the Chairman of the Board of Everest & Jennings from May 23, 1994 to November 27, 1996. Mr. Price has been a Director of Brierley Investments Limited, a New Zealand investment holding company and an affiliate of BIL, since 1993. From 1990 to 1993, Mr. Price was the Managing Director and Chief Executive Officer of Pioneer International Ltd., a producer of building construction materials. Prior to such time, Mr. Price was a Managing Director and the Chief Executive Officer of Industrial Equity Limited (IEL) from 1986 to 1989. Pursuant to the BIL Stockholder Agreement, Mr. Price has been nominated by BIL to serve on the Company's Board of Directors.

     Mr. Levkoff has been the Chief Executive Officer and President of Standard Folding Cartons, Inc., a manufacturer of paperboard packaging for the private label, over-the-counter and food industries, since 1982. Mr. Levkoff is also a member of the national industry association, the Paperboard Packaging Council.

     Mr. Lubrano has been an investment banker with Herzog, Heine, Geduld, Inc., a member New York Stock Exchange firm, since December 1996. From March 1, 1991 to December 1996, Mr. Lubrano was a managing director of Stires & Company, Inc., an investment banking firm. From March 1990 to February 1991, Mr. Lubrano was a director of the Nasdaq Forum. Prior to such time, Mr. Lubrano was a managing director of Home Group Capital Markets, Inc., an investment banking firm. From April 1986 to March 1989, he was President of Gabelli & Company, Inc., an investment banking firm. He is also a director of Andersen Group, Inc., a diversified manufacturing company.

     Mr. Selinger, a founder of the Company, has been the Chairman of the Board and Chief Executive Officer of the Company since April 1981. Mr. Selinger was a founder and the Chief Executive Officer of Surgicot, Inc., a manufacturer of sterilization indicators, and its predecessor from 1968 to April 1980. In 1979, Surgicot, Inc. was acquired by E.R. Squibb & Sons, Inc., a subsidiary of Squibb Corporation. From April 1980 to June 1984, Mr. Selinger was a consultant to E.R. Squibb & Sons, Inc.

     Each of the persons listed is now serving as a director, and was previously elected as a director by the stockholders, except for David P. Delaney, Jr., Steven D. Levkoff, and Rodney F. Price, who were elected at meetings of the Board of Directors held on August 9, 1995, October 26, 1995 and January 16, 1998, respectively. No director is related to any other director or executive officer.

MEETINGS OF THE BOARD: COMMITTEES

     The Board of Directors held seven meetings during 1997. No director attended fewer than 90% of the meetings of the Board of Directors and the Committees of the Board of Directors on which he served during 1997.

     The Board has an Executive Committee, currently consisting of Irwin Selinger, Andrew A. Giordano, and Rodney F. Price. The Executive Committee has all the authority which, under the DGCL, may be delegated to such Committee. The Executive Committee held one meeting during 1997.

     The Compensation Committee currently consists of Steven D. Levkoff, Rodney
F. Price and David P. Delaney, Jr. The Compensation Committee reviews and approves the salary and bonus levels for the Company's executive officers, and awards stock options under the Company's Incentive Program. The Compensation Committee held five meetings during 1997.

     The Audit Committee currently consists of David P. Delaney, Jr. and Steven
D. Levkoff. The Audit Committee serves as a focal point for communications with respect to financial accounting, reporting and controls, and recommends the appointment of independent auditors and reviews the audit fees. The Audit Committee met once during 1997.

     The Board has a Nominating Committee, which currently consists of Andrew A. Giordano and David P. Delaney, Jr. The Nominating Committee is responsible for recommending qualified candidates to the Board for election as directors of the Company, including the slate of directors that the Board proposes for election by stockholders at the Annual Meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee currently consists of Steven D. Levkoff, Rodney
F. Price and David P. Delaney, Jr. No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. In addition, there are no other compensation committee interlocks between the Company and other entities involving any of the executive officers of the Company who serve as executive officers of such other entities.

COMPENSATION OF DIRECTORS

     The directors' cash compensation program provides for the payment of directors' fees to outside directors of $1,000 for the attendance at each Board meeting and $500 for each Committee meeting, provided each Committee meeting is held on a date other than a Board meeting. In addition, no directors' fees are provided for telephonic Board or Committee meetings which are less than two (2) hours in duration.

     Under the Company's Incentive Program, Directors' Options are granted automatically as of January 2nd of each year that the Program is in effect to each director who is neither an employee nor officer of the Company or any of its subsidiaries. Each Director's Option entitles the qualifying director to whom it is granted to purchase 10,000 shares of the Common Stock at an option price equal to the fair market value of the Common Stock on the date of grant. Directors' Options vest and are exercisable at the rate of one-third ( 1/3) of each grant annually. Directors' Options are exercisable in full for a period of ninety days following (i) the death or permanent disability of a director or
(ii) a change in control of the Company. Directors' Options terminate ten years from the date of grant or two years after a director's termination, if other than for cause. If a director is terminated for cause, the Directors' Options terminate immediately.

     During 1997, Andrew A. Giordano, a director of the Company, performed certain consulting services for the Company. For such services, Mr. Giordano was paid $121,500. Effective as of February 2, 1998, Mr. Giordano became the President and Chief Operating Officer of the Company.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth certain information concerning the compensation of the Company's Named Executive Officers for each of the three years during the period ended December 31, 1997:

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                  COMPENSATION AWARDS
                                                                                -----------------------
                                                                                             SECURITIES
                                                ANNUAL COMPENSATION                          UNDERLYING
                                      ---------------------------------------   RESTRICTED   OPTIONS TO
                                                               OTHER ANNUAL       STOCK       PURCHASE     ALL OTHER
                                      SALARY     BONUS        COMPENSATION(1)     AWARDS     SHARES(2)    COMPENSATION
 NAME AND PRINCIPAL POSITION    YEAR    ($)       ($)               ($)            ($)          (#)           ($)
 ---------------------------    ----  -------  ---------      ---------------   ----------   ----------   ------------
Irwin Selinger................  1997  446,156  1,000,000               --           --        139,944        33,790(4)
  Chairman of the Board and     1996  250,000    100,000          180,000(3)        --        245,517        31,098(4)
  Chief Executive Officer       1995  200,000     50,000               --           --             --        30,740(4)

Peter Winocur(5)..............  1997  200,000    177,089(7)        27,089(8)        --         18,500            --
  Executive Vice President      1996  150,000     75,000               --           --        110,000            --
  of Sales and Marketing        1995   53,000         --           72,234           --         15,000            --

Richard S. Kolodny............  1997  175,000    152,089(7)        27,089(8)        --         17,767            --
  Vice President,               1996  150,000     75,000               --           --         35,000            --
  General Counsel               1995  120,000     25,000               --           --         20,000            --
  and Secretary

Ralph Liguori(6)..............  1997  200,000    107,089(7)        27,089(8)        --         16,000            --
  Executive Vice President      1996  175,000     50,000               --           --         35,000            --
  of Operations                 1995   77,403         --               --           --         25,000            --

Jeffrey Schwartz(9)...........  1997  177,885    100,000               --           --         10,000            --
  President of GF Express       1996   91,731     75,000               --           --         35,000            --
                                1995       --         --               --           --             --            --

---------------
(1) Except as set forth in note (8) below, the aggregate amount of Other Annual Compensation for each of the Named Executive Officers did not equal or exceed the lesser of either $50,000 or 10% of the total of such individual's base salary and bonus, as reported herein for the last fiscal year, and is not reflected in the table.

(2) Stock options are granted under the terms and provisions of the Company's Incentive Program. For a description of the stock options, see "Executive Compensation -- Option Grants in Last Fiscal Year."

(3) On November 27, 1996, the Company forgave indebtedness in the amount of $180,000 (inclusive of accrued interest), under a secured loan provided to Mr. Selinger on April 1, 1996. The loan was used by Mr. Selinger to purchase 50,000 shares of Common Stock on the open market.

(4) In June 1992, the Company entered into a split-dollar life insurance arrangement for the benefit of Irwin Selinger. During the fiscal years ended December 31, 1997, 1996 and 1995, the Company paid the premiums on the life insurance policy owned by a trust for the benefit of Irwin Selinger's children on a split-dollar basis. With respect to the payment of such premiums by the Company, the benefit to Mr. Selinger for the years ended December 31, 1997, 1996 and 1995, projected on an actuarial basis was $33,790, $31,098 and $30,740, respectively, which is included in the table above.

(5) Mr. Winocur became the Executive Vice President of Sales and Marketing of the Company on January 1, 1996. During 1994 and through July 1, 1995, Mr. Winocur was an exclusive sales representative for the Company. From July 1, 1995 through December 31, 1995, Mr. Winocur was the Vice President of Sales and Marketing.

(6) On July 17, 1995, Mr. Liguori joined the Company as the Executive Vice President of Operations.

(7) Includes the forgiveness of indebtedness in the amount of $27,089 (inclusive of accrued interest) under secured loans (the "Secured Loans") provided to Mr. Winocur, Mr. Kolodny and Mr. Liguori on February 26, 1996. The Secured Loans were used by Mr. Winocur, Mr. Kolodny and Mr. Liguori to purchase 6,000 shares of common stock on the open market in 1996.

(8) Each of Mr. Winocur, Mr. Kolodny and Mr. Liguori were reimbursed for all applicable Federal, state and local income taxes relating to the forgiveness of indebtedness under the Secured Loans.

(9) On May 14, 1996, Mr. Schwartz joined the Company as the Vice President of GF Express. Mr. Schwartz became an executive officer of the Company in June 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain summary information concerning the number of stock options granted and the potential realizable value of the stock options granted to the Company's Named Executive Officers during the fiscal year ended December 31, 1997:

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                              NUMBER OF                                                 ANNUAL RATES OF
                              SECURITIES    % OF TOTAL                                    STOCK PRICE
                              UNDERLYING     OPTIONS                                     APPRECIATION
                               OPTIONS      GRANTED TO    EXERCISE OR                 FOR OPTION TERM(2)
                              GRANTED IN   EMPLOYEES IN   BASE PRICE    EXPIRATION   ---------------------
NAME                           1997(1)     FISCAL YEAR      ($/SH)         DATE         5%          10%
----                          ----------   ------------   -----------   ----------   ---------   ---------
Irwin Selinger..............    84,512        17.0%          10.75       04/03/02    $251,003    $554,651
  Chairman of the Board and     50,000        10.1%         12.375       06/18/02     170,949     377,753
  Chief Executive Officer        5,432         1.1%          15.19       09/18/02      22,797      50,374
Peter Winocur...............     6,000         1.2%         11.625       05/13/02    $ 19,271    $ 42,583
  Executive Vice President
     of                         12,500         2.5%         12.375       06/18/02      42,737      94,438
  Sales & Marketing
Richard S. Kolodny..........    12,500         2.5%         12.375       06/18/02    $ 42,737    $ 94,438
  Vice President, General        5,267         1.1%          15.19       09/18/02      22,104      48,844
  Counsel and Secretary
Ralph Liguori...............    10,000         2.0%         12.375       06/18/02    $ 34,190    $ 75,551
  Executive Vice President
     of                          6,000         1.2%          15.19       09/18/02      25,180      55,642
  Operations
Jeffrey Schwartz............    10,000         2.0%         12.375       06/18/02    $ 34,190    $ 75,551
  President of GF Express

---------------
(1) During the fiscal year ended December 31, 1997, stock options were granted under the Company's Incentive Program at an exercise price equal to the fair market value of the Common Stock on the date of grant. The stock options have a term of five years, subject to earlier termination in the event of termination of employment for cause. The stock options are non-transferable, other than by will or the laws of descent and distribution, and vest and are exercisable at the rate of 50% per year, subject to certain exceptions including a change of control of the Company and the death of an optionee. The stock options may be exercised by payment of cash, shares of Common Stock or other consideration. The Company's Incentive Program is administered by the Compensation Committee of the Board of Directors, which is granted the authority to amend and modify the terms and provisions of stock options granted under the Company's Incentive Program.

(2) Represents gain that would be realized assuming the stock options were held for the entire five-year period and the stock price increased at compounded rates of 5% and 10%, respectively, from the exercise prices set forth in the table. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of the Company. There can be no assurance that the amounts reflected in the table will be achieved.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended December 31, 1997 by the Company's Named Executive Officers and the value of unexercised stock options held by the Company's Named Executive Officers as of December 31, 1997:

                                                             NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED            "IN THE MONEY"
                              NUMBER OF                        OPTIONS AT FISCAL             OPTIONS AT FISCAL
                           SHARES ACQUIRED     VALUE              YEAR END(3)                   YEAR END(4)
                                UPON          REALIZED    ---------------------------   ---------------------------
          NAME                EXERCISE         ($)(1)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
          ----             ---------------   ----------   -----------   -------------   -----------   -------------
Irwin Selinger(2)........      186,928       $1,119,517     164,944        150,000      $1,217,737     $1,234,375
  Chairman of the
  Board and Chief
  Executive Officer
Peter Winocur(2).........       10,000       $   46,250      81,000         67,500      $  807,875     $  573,281
  Executive Vice
  President of Sales
  and Marketing
Richard S. Kolodny(2)....       20,000       $  223,800      57,767         30,000      $  609,919     $  217,500
  Vice President,
  General Counsel
  and Secretary
Ralph Liguori(2).........       22,785       $  254,964      25,715         27,500      $  200,681     $  206,719
  Executive Vice
  President of
  Operations
Jeffrey Schwartz.........  8,000......       $   92,000       9,500         27,500      $   93,281     $  233,906
  President of GF
  Express

---------------
(1) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on the date of exercise, by the respective number of shares and subtracting the exercise price per share.

(2) The shares of Common Stock received upon exercise of the stock options were not disposed of by the Named Executive Officers.

(3) Represents the aggregate number of stock options held as of December 31, 1997.

(4) Values were calculated by multiplying the closing market price of the Common Stock as reported on the New York Stock Exchange, Inc. on December 31, 1997 by the respective number of shares and subtracting the exercise price per share, without any adjustment for any termination or vesting contingencies.

EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS AND OTHER
ARRANGEMENTS

     In July 1981, Mr. Selinger entered into a ten-year employment agreement with the Company, which, in June 1991, was amended and extended for an additional five-year period ending July 8, 1996. As of May 3, 1996, Mr. Selinger's employment agreement was extended for an additional five-year period ending July 8, 2001. Effective as of July 1, 1997, Mr. Selinger's annual base salary was established at $550,000. During the term of the employment agreement between Mr. Selinger and the Company, and for a period of one year following termination of the employment agreement, if termination occurs as a result of a breach of the employment agreement by Mr. Selinger, Mr. Selinger has agreed that he will not directly or indirectly engage in any business or invest in any privately held company or own more than one percent of the outstanding securities of any publicly owned corporation which competes with any business of the Company.

Mr. Selinger's employment agreement also provides that if his employment is terminated by the Company for any reason other than dishonesty or disability, the Company shall pay Mr. Selinger his annual salary through the end of the term of his employment agreement.

     On December 3, 1997, the Company loaned $2.5 million to Mr. Selinger (the "Selinger Loan"). The Selinger Loan is evidenced by a seven (7) year secured note with principal and interest payable in a balloon payment in seven (7) years, and customary terms and provisions relating to repayment upon the death and/or termination of employment of Mr. Selinger. The Selinger Loan is secured by common stock of the Company in the amount of 120% of the outstanding balance of the Selinger Loan, as adjusted from year to year. Under the terms of the Selinger Loan, a percentage, as determined from time-to-time by the Compensation Committee, of future cash bonuses awarded to Mr. Selinger will be used to repay interest and principal under the loan until such time as the Selinger Loan is paid in full. In 1998, Mr. Selinger repaid $300,000 of the Selinger Loan. The Selinger Loan bears interest at the Company's borrowing rate under its senior secured revolving credit facility.

     Effective as of March 15, 1996, Mr. Schwartz entered into a five (5) year employment agreement with the Company. Under the terms of Mr. Schwartz's employment agreement, Mr. Schwartz receives an annual base salary of $200,000 and participates in the Company's bonus program. The employment agreement provides that the Company may terminate his employment only for cause (as defined in the employment agreement), death or extended illness or disability.

     On March 2, 1998, Paul Bellamy, the Vice President of Finance and Chief Financial Officer, entered into a three (3) year employment agreement with the Company, which provides for an initial annual base salary of $250,000 per year. Mr. Bellamy's employment agreement provides for participation in the Company's bonus program. Under the terms of Mr. Bellamy's employment agreement, the Company may terminate his employment agreement only for cause, death or extended illness or disability.

     On April 17, 1998, Mr. Giordano, Mr. Winocur, Mr. Kolodny, and Mr. Liguori entered into three (3) year employment agreements with the Company. The employment agreements provide for initial annual base salaries of $350,000, $230,000, $200,000 and $220,000, respectively. Under the terms of the employment agreements, each of the executives participates in the Company's bonus program. The terms of the employment agreements provide that the Company may terminate the executive's employment only for cause (as defined in the employment agreements), death or extended illness or disability.

     As part of Mr. Giordano's employment agreement, the Company loaned $400,000 to Mr. Giordano on April 23, 1998 (the "Giordano Loan"). The Giordano Loan is evidenced by a seven (7) year secured note with principal and interest payable in a balloon payment in seven (7) years, and customary terms and provisions relating to repayment upon the death and/or termination of employment of Mr. Giordano. The Giordano Loan is secured by a first mortgage on Mr. Giordano's residence. Under the terms of the Giordano Loan, a percentage, as determined from time-to-time by the Compensation Committee, of future cash bonuses awarded to Mr. Giordano will be used to repay interest and principal under the loan until such time as the Giordano Loan is paid in full. The Giordano Loan bears interest at the Company's borrowing rate under the senior secured revolving credit facility.

     Each of the Company's Named Executive Officers, Mr. Giordano, and Mr. Bellamy has entered into an agreement with the Company providing for the payment of certain benefits if within two years following the occurrence of a "change in control" (as defined in each such agreement), the executive officer is terminated other than by reason of death, disability, retirement, or for cause, or if such executive officer terminates his or her employment for good reason (each, a "Triggering Event"). Under the terms of each agreement, each of the executive officers is entitled upon the occurrence of a Triggering Event to receive his or her base salary and incentive compensation, if any, through the date of termination, plus a lump sum severance payment equal to one times the executive officer's base salary (as defined in each such agreement), provided that in no event shall the total payments exceed 2.99 times the executive officer's "base amount" as such term is defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the terms of each agreement provide that in the event that an executive officer's employment is terminated within two (2) years following the occurrence of a change of control by reason of death or disability, the executive officer shall be entitled to death or long-term disability benefits, as the case may be, on terms no less favorable than the most favorable benefits to which he would have been entitled had the death or termination for disability occurred at any time during the period commencing one year prior to the initiation of actions resulting in a change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On March 1, 1996, the Company entered into a three (3) year lease arrangement with HIP Realty, Inc. ("HIP") for the Company's facility located in Mount Vernon, New York. Under the terms of the lease, the Company has an option to renew the lease for an additional three (3) year period at a fixed annual rent of $180,000. The principal stockholders of HIP are Harvey P. Diamond, a former director and former President of the Company, and Peter Winocur, the Company's Executive Vice President of Sales and Marketing. The lease with HIP Realty provides for the payment by the Company of fixed annual rents of $162,000 for the first year escalating to $180,000 for years two and three, and the payment of incremental real estate taxes over a base year. The Company believes that the terms of the lease are at least as favorable to it as those it would have received from an unrelated third party.

     The Company, through its wholly-owned subsidiary, Lumex/Basic American Holdings, Inc. (formerly, Fuqua Enterprises, Inc.) ("Fuqua"), subleases certain office space located in Atlanta, Georgia to Fuqua Capital Corporation ("Capital"), an entity controlled by the Fuqua Family. The sublease has a remaining term of two years and provides that if Fuqua moves out of the space it shares with Capital, or there is a change in control of Fuqua, Capital has the option of taking over the office space now occupied by Fuqua upon terms favorable to Capital. Pursuant to the terms of the sublease, Fuqua makes annual lease payments (net of sublease payments by Capital) to the landlord of approximately $244,000 (subject to adjustment for operating costs).

                            STOCK PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return of the Common Stock of the Company for the last five years with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500 Index"') and the Standard & Poor's Medical Products and Supplies Index over the same period assuming the investment of $100 on December 31, 1992 in the Common Stock of the Company, the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index ("S&P Health Care Index") (assuming the reinvestment of all dividends).

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                   AMONG GRAHAM-FIELD HEALTH PRODUCTS, INC.,
                   THE STANDARD & POOR'S 500 STOCK INDEX AND
           THE STANDARD & POOR'S MEDICAL PRODUCTS AND SUPPLIES INDEX

                                                                    GRAHAM-
                                                                  FIELD HEALTH
        Measurement Period                        S&P HEALTH        PRODUCTS,
      (Fiscal Year Covered)    S&P 500 INDEX      CARE INDEX          INC.
Dec-92                              100               100              100
Dec-93                              110                76               81
Dec-94                              112                90               64
Dec-95                              153               153               57
Dec-96                              189               175              147
Dec-97                              252               219              284

---------------

* Assumes $100 invested on December 31, 1992 in stock or index, including reinvestment of dividends.

                        REPORT OF COMPENSATION COMMITTEE

OVERALL POLICY

     The Company's executive officer compensation program is administered to be closely linked to corporate performance and the total return to stockholders over the long-term. The overall objectives of the executive officer compensation program are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and stockholder interests through participation in the Company's Incentive Program and finally to provide a compensation package that recognizes individual contributions as well as overall business results.

     The key elements of the Company's executive officer compensation consist of base salary, an annual bonus pursuant to the Company's bonus program, and the grant of stock options under the Company's Incentive Program. The Compensation Committee reviews and approves the compensation package for the executive officers of the Company. In addition, while the elements of compensation described below are considered separately, the Compensation Committee takes into account the full compensation package afforded by the Company to the individual.

BASE SALARIES

     Base salaries for executive officers (officers with principal decision-making authority) are initially determined by evaluating the responsibilities of the position held and the experience of the individual. Annual salary adjustments and increases are determined by evaluating the performance of the Company and of each executive officer, and also take into account new responsibilities. The Chairman of the Board makes salary recommendations, which are based upon the subjective assessment of the nature of the position and the contribution, experience and tenure of the executive officer. The recommendations are reviewed and approved by the Compensation Committee.

     For 1997, Mr. Selinger received a base salary of $446,156. Effective as of July 1, 1997, the Compensation Committee set Mr. Selinger's annual base salary at $550,000.

ANNUAL BONUS

     Cash bonuses are granted on a discretionary basis primarily to reward individual contribution, following years in which the Company achieved projected earnings and revenue growth. The Chairman of the Board makes bonus recommendations, which are based upon the subjective evaluation of each executive officer's direct contribution to Company performance. The recommendations are reviewed and approved by the Compensation Committee. Based on Mr. Selinger's significant role in the Company's six (6) strategic acquisitions completed in 1997, including the acquisition of Fuqua Enterprises, Inc. on December 30, 1997, Mr. Selinger was granted a cash bonus of $1,000,000.

STOCK OPTIONS

     Under the Company's Incentive Program, which was approved by the Company's stockholders, stock options exercisable for Common Stock are granted to the Company's employees, including executive officers. The Compensation Committee approves the grant of stock options awards. In the event of poor corporate performance, the Compensation Committee can elect not to approve the grant of stock options.

     Stock options are designed to align the interests of executives with those of the stockholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest and are exercisable at the rate of 50 percent per year. This approach is designed to incentivize the creation of stockholder value over the long term since the full benefit of a compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     In 1997, Mr. Selinger was awarded stock options to purchase in the aggregate 50,000 shares, and restored stock options to purchase 89,944 shares, which was granted in connection with his exercise of certain stock options.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

     Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a company's chief executive officer and the other four most highly compensated individuals who are executive officers as of the end of the year. Although maintaining tax deductibility is one consideration among many, the Committee reserves the right to determine from time to time that compensation arrangements are in the best interest of the Company and its stockholders despite the fact that such arrangements might not qualify for tax deductibility. The Company's bonus program is designed so that individual bonuses are not dependent solely on objective or numerical criteria, which enables the Committee to apply its independent judgment to reflect performance against qualitative strategic objectives.

                                          1997 Compensation Committee

                                          Andrew A. Giordano
                                          Donald Press
                                          David P. Delaney, Jr.

                          RATIFICATION OF APPOINTMENT
                                       OF
                       THE COMPANY'S INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee of the Board of Directors, the firm of Ernst & Young LLP has been appointed independent auditors for 1998, subject to ratification of such appointment by the stockholders. Ernst & Young LLP has acted as the Company's independent auditors since 1986. If the stockholders do not ratify such appointment, the Audit Committee will recommend another accounting firm for selection by the Board of Directors. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement and will be available to answer proper questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                 PROCEDURE FOR SUBMITTING STOCKHOLDER PROPOSALS

     Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of its stockholders by submitting their proposals to the Company in a timely manner. In order to be included in the Company's proxy statement and proxy relating to the 1999 Annual Meeting, stockholder proposals must be received by the Company no later than January 12, 1999, and must otherwise comply with the requirements of Rule 14a-8.

     Pursuant to the Company's By-Laws, as amended, any stockholder entitled to vote at an annual meeting of stockholders of the Company may nominate persons for election as directors or submit a proposal to be voted on by stockholders (other than proposals to be included in the Company's proxy materials as provided in the preceding paragraph) at such annual meeting only if written notice of such stockholder's intent to make such nomination or proposal is given either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Company not later than one hundred twenty (120) days in advance of such annual meeting of stockholders.

     All notices of proposals by stockholders, whether or not to be included in the Company's proxy materials, should be sent to the attention of the Secretary of the Company at 400 Rabro Drive East, Hauppauge, New York 11788.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present to the meeting any business other than the matters stated in the accompanying Notice of the Annual Meeting of Stockholders and, at the time the proxy statement was printed, was not aware of any other business that properly might be presented. If any other business not described herein should properly come before the meeting for action by the stockholders, or if any procedural matters requiring a vote of stockholders should arise at the meeting, the persons named as proxies on the enclosed card or their substitutes will vote the shares represented by them in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          RICHARD S. KOLODNY
                                          Vice President, General
                                          Counsel and Secretary

Dated: May 12, 1998

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                400 RABRO DRIVE EAST, HAUPPAUGE, NEW YORK 11788
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints IRWIN SELINGER and RICHARD S. KOLODNY as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Graham-Field Health Products, Inc., held of record by the undersigned on April 30, 1998, at the Annual Meeting of Stockholders to be held on June 18, 1998, or any adjournment thereof.

1. Election of Directors.

   Class II Nominees:       Andrew A. Giordano
                            David P. Delaney, Jr.

    FOR all nominees (except as marked    WITHHOLD AUTHORITY to vote
    to the contrary above) [ ]            for all nominees [ ]

    (INSTRUCTION: To withhold vote for any individual nominee, strike a line through that nominee's name in the list provided above)

2. Ratification of appointment of Ernst & Young LLP as independent auditors.
           FOR [ ]               AGAINST [ ]              ABSTAIN [ ]

3. In their discretion upon any other matters which may properly come before such meeting.

                                                     (continued on reverse side)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF MANAGEMENT'S NOMINEES FOR DIRECTORS, AND FOR PROPOSAL 2.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                Dated , 1998

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                (Signature if held jointly)

                                                Please sign exactly as your name
                                                appears hereon. When shares are
                                                held by joint tenants, both
                                                should sign. When signing as
                                                attorney, as executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person.